                                                                  EXHIBIT 10.15



      THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE (TOGETHER, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR BENTLEY SYSTEMS, INCORPORATED, TO THE EFFECT THAT THE PROPOSED SALE, ASSIGNMENT, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE SECURITIES ARE SUBJECT TO THE RESTRICTIONS ON THEIR TRANSFER SET FORTH IN A SECURITIES PURCHASE
      AGREEMENT DATED [             ].

Date: [               ]

                          Bentley Systems, Incorporated

                          Common Stock Purchase Warrant

      Bentley Systems, Incorporated, a Delaware corporation (the "Company"), hereby certifies that, in consideration for [________________] ("Holder") entering into inter alia, a Securities Purchase Agreement (the "Agreement") dated as of the date hereof providing for the purchase by Holder of this Warrant and shares of Senior Class C Common Stock (the "Senior Common Stock") of the Company, and for value received, Holder, or permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company, at any time and from time to time prior to the tenth anniversary of the date hereof (the "Expiration Date"), up to [_________] fully paid and non-assessable shares (the "Warrant Shares") of the Class B Non-Voting Common Stock, par value $.01 per share, of the Company at a price per share equal to the Purchase Price (as hereinafter defined); provided, however, that except as provided in Section 2 hereof, Holder shall not have the right to exercise this Warrant prior to the fifth anniversary of the date hereof. "Purchase Price" means the applicable Exercise Price per Share (as defined in Schedule I attached hereto) as adjusted from time to time in accordance with Section 2. Notwithstanding the foregoing, the Purchase Price and the number and character of shares issuable under this Warrant are subject to adjustment as set forth in Section 2. This Warrant is herein called the "Warrant."

      1. EXERCISE OF WARRANT. The purchase rights evidenced by this Warrant shall be exercised by the holder hereof by surrendering this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its office at 685 Stockton Drive, Exton, PA 19341, or such other address as the Company may specify by written notice to the registered holder hereof, accompanied by payment, in cash, by certified or official bank check or by wire transfer of an amount equal to the Purchase Price multiplied by the number of shares being purchased pursuant to such exercise of the Warrant.

            1.1. Partial Exercise. This Warrant may be exercised for (or cancelled under Section 1.2 as to) less than the full number of Warrant Shares issuable hereunder, in which case the number of shares receivable upon the exercise (or cancellation) of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise (or cancellation), the Company at its expense will forthwith issue to the holder hereof a new Warrant or Warrants of like tenor calling for the number of Warrant Shares as to which rights have not been exercised (or cancelled), such Warrant or Warrants to be issued in the name of the holder hereof or such holder's nominee (upon payment by such holder of any applicable transfer taxes).

            1.2. Net Issue Exercise. In lieu of exercising this Warrant or in connection with an automatic exercise under Section 2.1, the holder hereof may elect to receive a number of Warrant Shares equal to the discount percentage in
Schedule I that is applicable based on the date of such election times the number of Warrant Shares with respect to which such election is made. Holder may make such an election by surrendering this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue such Warrant Shares to Holder.

      2. IPO; LIQUIDITY EVENT; ADJUSTMENTS TO PURCHASE PRICE.

            2.1. IPO; Liquidity Event. This Warrant shall be automatically exercised upon the first to occur of (i) the consummation of an IPO (as defined below) or (ii) the consummation of a Liquidity Event (as defined below). This Warrant shall become exercisable but shall not be required to be exercised by the Holder upon a Change of Control of the Company that is not a Liquidity Event. "Change of Control" shall be an event that results in the Bentleys (as defined below) ceasing to own or control more than 50% of the voting securities of the Company. The Company shall provide the Holder hereof with notice of any event that can result in the exercise of this Warrant under this Section 2.1 pursuant to the provisions of Section 10 hereof. If this Warrant is exercised in connection with an IPO, the exercise may, at the option of the holder of this Warrant, be conditioned upon the closing with the underwriters of the sale of securities pursuant to the IPO, in which event the holder of this Warrant shall not be deemed to have exercised this Warrant until immediately prior to the closing of such sale of securities. "IPO" means the Company's initial public offering pursuant to an effective registration statement filed by the Company under the Act covering the offer and sale to the public for the account of the Company of any class or series of common stock of the Company resulting in aggregate gross proceeds to the Company of not less than $15 million at a "pre-money" valuation of at least $225 million; provided, however, that an IPO will be deemed to have occurred as of the end of two consecutive calendar quarters following a public offering that does not meet the requirements set forth above if the average daily market capitalization of the Company during such quarters (as measured based upon the price per share of the securities sold by the Company in such public offering) is equal to or greater than $225 million. "Liquidity Event" means a sale of all or substantially all of the assets of the Company or a merger of the Company that results in the Company's stockholders immediately prior to such transaction holding less than 50% of the voting power of the surviving, continuing or purchasing entity. "Bentleys" shall mean Gregory S. Bentley, Keith A. Bentley, Barry J. Bentley, Raymond P. Bentley and Richard P. Bentley collectively.


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
            2.2. Adjustments to Purchase Price and Number of Warrant Shares. Prior to the Expiration Date, the Purchase Price and the number of Warrant Shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this
Section 2.2. For purposes of this Section 2.2, "Fair Market Value per Share" of securities shall mean: (i) if such securities are traded on a securities exchange, the average of the closing prices of the securities on such exchange during the ten (10) trading day period ending three (3) trading days prior to the applicable date; (ii) if such securities are traded over-the-counter, the average of the closing sales prices of the securities during the ten (10) trading day period ending three (3) trading days prior to the applicable date; and (iii) if there is no public market for such securities, the fair market value thereof as determined in good faith by the Board of Directors of the Company.

                  (a) In the event that the Company shall at any time after December 26, 2000 and prior to the Expiration Date (i) declare a dividend on common stock in shares or other securities of the Company, (ii) split or subdivide the outstanding common stock, (iii) combine the outstanding common stock into a smaller number of shares or (iv) issue by reclassification of its common stock any shares of other securities of the Company, then, in each such event, the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that on exercise in accordance herewith the holder shall be entitled to receive the kind and number of shares or other securities of the Company which the holder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

                  (b) (i) In the event that the Company shall at any time after December 26, 2000 and prior to the Expiration Date issue any shares of common stock (excluding shares of common stock issuable upon (A) the conversion or exchange of Convertible Securities (as defined below) (including without limitation Series A Convertible Preferred Stock of the Company (the "Preferred Stock") and shares of Class B Non-Voting Common Stock held in escrow under the Escrow Agreement between the Company and Bachow Investment Partners III, L.P., a Delaware limited partnership (the "Escrow Agreement")), (B) exercise of Options (as defined below), (C) the conversion of common stock, in each case outstanding as of the date hereof, (D) warrants to purchase up to 1,040,000 shares of Common Stock that may be issued in connection with the Guaranty Agreements (as defined in the Revolving Credit and Security Agreement) entered into in connection with the Revolving Credit and Security Agreement dated December 26, 2000 by and among the Company, Bentley Software, Inc., Atlantech Solutions, Inc. and PNC Bank, National Association (the "Revolving Credit and Security Agreement"), or (E) warrants to purchase up to 988,290 shares of Class B Non-Voting Common Stock issued to the lenders pursuant to the Revolving Credit and Security Agreement) without consideration or at a price per share less than the Fair Market Value per Share, then, in each such event (an "Adjustment Event"), the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto (the "Initial Number") shall be adjusted so that the holder of this Warrant when exercised shall be entitled to receive the number of Warrant Shares determined by multiplying the Initial Number by a fraction, of which the numerator shall be the number of shares of common stock outstanding immediately prior to such Adjustment Event plus the number of additional shares of common stock issued for purchase in such Adjustment Event, and of which the denominator shall be the number of shares of common stock outstanding immediately prior to such Adjustment Event plus the number of shares of common stock which the aggregate issuance price of the total number of shares of common stock issued in such Adjustment Event would purchase at the Exercise Price per Share then in effect.

                        (ii) In the event that, at any time after [           ],
the Company shall in any manner issue or sell any stock or other securities convertible into or exchangeable for shares of common stock (such convertible or exchangeable stock or securities being herein referred to as "Convertible Securities") or grant any rights to subscribe for or to purchase, or any options or warrants for the purchase of, shares of common stock or Convertible Securities (such rights, options or warrants being herein referred to as "Options") and the price per share for which shares of common stock are issuable pursuant to such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, or issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, by (B) the total maximum number of shares of common stock issuable pursuant to such Options or upon the conversion or exchange of the total maximum amount of such Convertible Securities) shall be less than the Fair Market Value per Share in effect immediately prior to the time of the granting of such Options or issuance or sale of such Options or Convertible Securities, then the total maximum number of shares of common stock issuable pursuant to such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issued or issuable upon the exercise of such Options shall (as of the date of the granting of such Options or issuance or sale of such Convertible Securities) be deemed to be outstanding and to have been issued or sold for purposes of subsection (b)(i) hereof for the price per share as so determined; provided that, except as provided in the following proviso, no further adjustment of the number of Warrant Shares issuable upon exercise of the Warrants shall be made upon actual issue of shares of common stock so deemed to have been issued; provided further, that upon the expiration or termination of any unexercised Options or conversion or exchange privileges for which any adjustment was made pursuant to subsection (b)(i) and this subsection (b)(ii) (or, if the purchase price provided for in any Option referred to in this subsection (b)(ii), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in this subsection (b)(ii), or the rate at which any Convertible Securities referred to in this subsection (b)(ii) are convertible into or exchangeable for common stock shall change at any time), then the number of Warrant Shares issuable upon exercise of the Warrants shall be readjusted and shall thereafter be such number as would have prevailed had the number of Warrant Shares issuable upon exercise of the Warrants been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the shares of common stock, if any, actually issued or sold upon the exercise of such Options or conversion or exchange rights and (B) the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all of such Options or Convertible Securities whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of this Warrant by an amount in excess of the amount of the adjustment initially made for the issuance, sale or grant of such Options or Convertible Securities.

                        (iii) If the Company at any time while this Warrant is outstanding shall, directly or otherwise, purchase, redeem or otherwise acquire any shares of common stock of the Company at a price per share greater than the Fair Market Value per Share then in effect (other than any such acquisition of shares of common stock or Options from any officer or employee of the Company or any redemptions, whether in whole or in part, of the Senior Common Stock), the Initial Number shall be adjusted so that the holder of this Warrant shall be entitled to receive the number of Warrant Shares determined by multiplying the Initial Number by a fraction, of which the numerator shall be the number of shares of common stock outstanding immediately after such purchase, redemption or acquisition and of which the denominator shall be the number of shares of common stock outstanding immediately prior to such purchase, redemption or acquisition minus the number of shares of common stock, which the aggregate consideration for the total number of such shares of common stock so purchased, redeemed or acquired would purchase at the Exercise Price per Share then in effect. For purposes of this subsection (iii), the date as of which the Exercise Price per Share shall be computed shall be the date of actual purchase, redemption or acquisition of such common stock.

                        (iv) In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company or, if the holder shall, in the exercise of its sole discretion, object to such determination, by appraisal under the process set forth in Schedule I attached hereto. Shares of common stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any computation pursuant to this Section 2.2(b).

                  (c) No adjustment in the number of Warrant Shares shall be required unless such adjustment would require an increase or decrease of at least .25% in the aggregate number of Warrant Shares purchasable upon exercise of this Warrant; provided that any adjustments which by reason of this subsection 2.2(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, however, that notwithstanding the foregoing, all such adjustments shall be made no later than three years from the date of the first event that would have required an adjustment but for this paragraph. All calculations under this Section 2.2 shall be made to the nearest cent or to the nearest whole share, as the case may be.

                  (d) If at any time, as a result of an adjustment made pursuant to this Section 2.2, the holder of this Warrant shall become entitled to receive any shares of the Company other than shares of Class B Non-Voting Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 2.2, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to such other shares.

                  (e) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, the Purchase Price payable upon exercise of this Warrant shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately after such adjustment.

                  (f) In the event of any capital reorganization of the Company, or in the case of the consolidation of the Company with or the merger of the Company with or into any other entity or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other entity, this Warrant shall, after such capital reorganization, consolidation, merger or sale, and in lieu of being exercisable for Warrant Shares, be exercisable, upon the terms and conditions specified in this Warrant, for the number of shares of stock or other securities or assets (including cash) to which a holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this
Section 2.2 with respect to the rights thereafter of the holder of this Warrant shall be appropriately adjusted so as to be applicable, as nearly as they may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of this Warrant. The Company shall not effect any such capital reorganization, consolidation, merger or sale unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such capital reorganization, consolidation, merger or sale or the entity purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the holder of this Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled and all other obligations of the Company under this Warrant (and if the Company shall survive the consummation of such capital reorganization, consolidation, merger or sale, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant).

                  (g) If any question shall at any time arise with respect to the adjusted Purchase Price or Warrant Shares issuable upon exercise, such question shall be determined by the independent auditors of the Company and such determination shall be binding upon the Company and the holders of this Warrant and the Warrant Shares.

                  (h) Notices to Warrant Holders. Upon any adjustment of the Purchase Price or number of Warrant Shares issuable upon exercise pursuant to
Section 2.2, the Company shall promptly, but in any event within 10 days thereafter, cause to be given to the registered holder of this Warrant, at its address appearing on the Warrant Register by registered mail, postage prepaid, a certificate signed by its chief financial officer setting forth the Purchase Price as so adjusted and/or the number of Warrant Shares issuable upon the exercise of this Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used.

      3. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Purchase Price, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the holder hereof a certificate or certificates for the number of fully paid and non-assessable shares or other securities or property to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount determined in accordance with Section
1.2 hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

      4. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

      5. REDEMPTION.

            5.1. Holder Redemption. On or after the fifth anniversary of the Closing Date, if the Company has not yet consummated an IPO or a Liquidity Event, the holder hereof shall have the right (the "Redemption Right") to require the Company to redeem the Warrant for a redemption price (the "Redemption Amount") corresponding to the Warrant Fair Market Value (as calculated pursuant to Schedule I attached hereto); provided however, that if the Company has redeemed the Senior Common Stock, the holder hereof shall have the Redemption Right at or any time after such redemption. The Company shall pay the Redemption Amount, in cash, within one hundred eighty (180) days of receiving notice from the holder that the holder is exercising the Redemption Right, together with interest on such amount accruing from the date on which the Company receives notice from the holder that the holder is exercising its Redemption Right to the date such amount is paid at an interest rate equal to the annual prime interest rate then in effect as set by PNC Bank, National Association. Upon a redemption under this Section 5.1, the holder shall surrender this Warrant to the Company at its office specified in Section 1 hereof, and the Company shall cancel this Warrant.

            5.2. Company Redemption. On or after the fifth anniversary of the Closing Date, if the Company has not yet consummated an IPO or a Liquidity Event, the Company shall have the right (the "Company Redemption Right"), upon or after the redemption or conversation of all the shares of the Senior Common Stock of the Company, upon providing thirty (30) days prior written notice to the holder and upon receiving the consent of the holder, to redeem the Warrant for a redemption price (the "Company Redemption Amount") corresponding to the Warrant Fair Market Value (as calculated pursuant to Schedule I attached hereto). The Company shall pay the Company Redemption Amount, in cash, on the thirtieth day after it has given notice of such redemption to the holder, together with interest on such amount accruing from the date on which the Company gives notice to the holder that the Company is exercising its Redemption Right at an interest rate equal to the annual prime interest rate then in effect as set by PNC Bank, National Association; provided that prior to the expiration of such thirty (30) day period, the holder may exercise the Warrant in accordance with Section 1 hereof. Upon a redemption under this Section 5.2, the holder shall surrender this Warrant to the Company at its office specified in Section 1 hereof, and the Company shall cancel this Warrant.

            5.3. Preferred Stock. Notwithstanding the foregoing provisions of
Section 5.1 and Section 5.2, each time that a holder of a Warrant seeks to exercise the Redemption Right or the Company seeks to exercise the Company Redemption Right, notice of such exercise shall be given by the Company (promptly upon its receipt or issuance of the applicable notice) to each holder of the Preferred Stock and no redemption of a Warrant shall occur prior to thirty (30) days after such notice is provided to each holder of Preferred Stock. If any holder of Preferred Stock exercises its Stockholder Redemption Right (as defined in Section (C)3(a) of the Certificate of Incorporation of the Company) during such thirty (30) day period, no redemption of this Warrant shall occur until all amounts due to all such exercising holders of Preferred Stock have been paid in full.

      6. RESERVATION AND ISSUANCE OF WARRANT SHARES. (a) The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of this Warrant, the number of shares deliverable upon exercise of this Warrant.

                  (b) Before taking any action which would cause an adjustment pursuant to Section 2.2 hereof reducing the Purchase Price below the then par value (if any) of the Warrant Shares issuable upon exercise of this Warrant, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue Warrant Shares at the Purchase Price as so adjusted.

                  (c) The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be free from all taxes with respect to the issuance thereof and from all liens, charges and security interests.

      7. NEGOTIABILITY. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

                  (a) Except as provided in the Certificate of Incorporation, as amended, and Amended and Restated By-laws of the Company, and subject to the legend appearing on the first page hereof, title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery. Absent an effective registration statement under the Act, covering the disposition of this Warrant or the Warrant Shares issued or issuable upon exercise hereof, the holder will not sell or transfer any or all of such Warrant or Warrant Shares, as the case may be, without first providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act. Each certificate representing Warrant Shares issued pursuant to this Warrant, unless at the same time of exercise such Warrant Shares are registered under the Act, shall bear a legend in substantially the following form on the face thereof:

      THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE (TOGETHER, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR BENTLEY SYSTEMS, INCORPORATED, TO THE EFFECT THAT THE PROPOSED SALE, ASSIGNMENT, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE SECURITIES ARE SUBJECT TO THE RESTRICTIONS ON THEIR TRANSFER SET FORTH IN A SECURITIES PURCHASE AGREEMENT DATED DECEMBER 26, 2000.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a certificate issued upon completion of a distribution under a registration statement covering the securities represented) shall also bear such legend unless, in the opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such holder without violation of the registration requirements of the Act.

                  (b) Any person in possession of this Warrant properly endorsed is authorized to represent itself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of its equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

                  (c) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

                  (d) Prior to the exercise of this Warrant, the holder hereof shall not be entitled to any rights of a shareholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein or in the Agreement.

                  (e) The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or delivery of certificates for Warrant Shares in a name other than that of the registered holder of this Warrant or to issue or deliver any certificates for Warrant Shares upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the holder of this Warrant or until it has been established to the Company's satisfaction that no such tax or charge is due.

      8. SUBDIVISION OF RIGHTS. This Warrant (as well as any new warrants issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the holder hereof, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of Warrant Shares of the Company that may be subscribed for and purchased hereunder.

      9. SPECIFIC PERFORMANCE. The holders of this Warrant and/or the Warrant Shares shall have the right to specific performance by the Company of the provisions of this Warrant. The Company hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Warrant by the holders of this Warrant and/or the Warrant Shares.

      10. NOTICES. (a) All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

                  (b) In the event:

                        (1) the Company shall authorize issuance to all holders
                  of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants;

                        (2) the Company shall authorize any dividend or other
                  distribution payable in evidences of its indebtedness, cash or assets;

                        (3) of any Liquidity Event or consolidation or merger or
                  change of control to which the Company is a party, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock;

                        (4) of the voluntary or involuntary dissolution,
                  liquidation or winding up to the Company;

                        (5) of the consummation of an IPO; and

                        (6) the Company proposes to take any other action which
                  would require an adjustment of the Purchase Price or number of Warrant Shares issuable upon exercise pursuant to Section 2.2;

then the Company shall cause to be given to the registered holders of this Warrant at its address appearing on the Warrant Register, at least 10 days prior to the applicable record date hereinafter specified (or as expeditiously as possible after the occurrence of any involuntary dissolution, liquidation or winding up referred to in clause (4) above), a written notice in accordance with
Section 10(a) stating (i) the date as of which the holders of record of Common

Stock to be entitled to receive any such rights, warrants or distribution are to be determined, (ii) the date on which any such Liquidity Event, consolidation, merger, change of control, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective (or has become effective, in the case of any involuntary dissolution, liquidation or winding up), or (iii) the date on which the consummation of such IPO is expected to occur, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, Liquidity Event, consolidation, merger, change of control, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 10(b) or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

      11. HEADINGS. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

      12. CHANGE; WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      13. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with the laws of the State of Delaware.

      1N WITNESS WHEREOF, the Company, by the undersigned thereunto duly authorized, has duly executed this Common Stock Purchase Warrant as of the date first written above.

                                        BENTLEY SYSTEMS, INCORPORATED



                                        By:_____________________________________
                                        Name:
                                        Title:


Dated:  [_______________]

Attest:


_____________________________


                                        ACCEPTED AS OF THE DATE HEREOF:



                                        ________________________________________
                                        [________________]

       [To be signed only upon exercise or net issue exercise of Warrant]


To__________________________________:


      The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______ shares of Common Stock of ____________ and herewith makes payment of $______ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to ____________, whose address is ____________.

      The undersigned, the holder of the within Warrant, hereby irrevocably elects to receive that number of shares of Common Stock equal to ______ percent of the total number of shares issuable upon exercise hereof by surrendering the Warrant, and requests that the certificates for such shares be issued in the name of, and be delivered to ____________, whose address is ____________.

Dated: ____________




                                        ________________________________________




By________________________________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)


                                        Address:

                                        ________________________________________

                                        ________________________________________

                  [To be signed only upon transfer of Warrant]


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________ the right represented by the within Warrant to purchase the ______ shares of the Common Stock of ________________________to which the within Warrant relates, and appoints ____________ attorney to transfer said right on the books of ____________ ____________ with full power of substitution in the premises.

Dated:




                                        ________________________________________

                                        By______________________________________
                                        (Signature must conform in all respects
                                        to name of Holder as specified on the
                                        face of the Warrant)


                                        Address:

                                        ________________________________________

                                        ________________________________________




In the presence of



______________________________
Signature Guarantee

                                   Schedule I

      A. Purchase Price

            1. IPO. If the Warrant is exercised upon the consummation of an IPO, the "Exercise Price per Share" shall be the initial offering per share price to the public of the equity security sold in the IPO discounted as set forth in
A.4. below.

            2. Liquidity Event. If the Warrant is exercised upon the consummation of a Liquidity Event, the "Exercise Price per Share" shall be the per share consideration paid to stockholders of the Company in the Liquidity Event discounted as set forth in A.4. below. If such per share consideration includes non-cash consideration, the per share value of such non-cash consideration shall be calculated (i) for non-cash consideration consisting of shares of publicly traded securities, based upon the closing price per share of such securities on the date of such consummation or (ii) for other non-cash consideration, in the same manner that the Fair Market Value of shares is calculated in B. below.

            3. Other Events. If the Warrant is exercised or redeemed other than upon the consummation of an IPO or a Liquidity Event, the "Exercise Price per Share" shall be the fair market value of a share of Common Stock (the "Fair Market Value") (as calculated in B. below) discounted as set forth in A.4. below.

            4. Discount. The applicable discount to the Exercise Price per Share shall be as follows:

                                                                         Discount to
                           Year                                   Exercise Price per Share*
                           ----                                   -------------------------
On or prior to first year anniversary of Closing Date                  Not applicable

After the first year anniversary and on or prior to second                   10%
year anniversary of Closing Date

After the second year anniversary and on or prior to third                   20%
year anniversary of Closing Date

After the third year anniversary and on or prior to fourth                   30%
year anniversary of Closing Date

After the fourth year anniversary and on or prior to fifth                   40%
year anniversary of Closing Date

                                                                         Discount to
                           Year                                   Exercise Price per Share*
                           ----                                   -------------------------
After the fifth year anniversary and on or prior to sixth                    50%
year anniversary of Closing Date

After the sixth year anniversary of Closing Date                             50%


* There will be no discount to the Exercise Price Per Share at any time in the first year after the Closing Date. The Exercise Price per Share related to an exercise in any year thereafter shall be discounted as set forth above, but with the incremental amount of the discount over the preceding anniversary period reduced by the number of days remaining in the applicable anniversary period. For example purposes only, the discount to the Exercise Price per Share on the 182nd day of the second anniversary period after the Closing Date would be 5%, and the discount to the Exercise Price per Share on the 182nd day of the fourth anniversary period after the Closing Date would be 25%.

      B. Fair Market Value

        The Fair Market Value of shares of Common Stock shall be determined by a disinterested independent qualified appraiser (the "Appraiser") selected by the holder and the Company. If the holder and the Company are able to agree upon an Appraiser, such Appraiser shall be instructed to prepare a written valuation or appraisal (the "Appraisal") within thirty (30) days after its selection, with the expenses of the first valuation in any given 12 month period to be borne by the Company and, thereafter, to be borne equally by the Company and the holder. If the holder and the Company are not able to agree upon the selection of an Appraiser within a five (5) day period after the occurrence of the event giving rise to the valuation, each of the holder and the Company will, within five (5) days after the end of such five (5) day period, select an Appraiser to determine the Fair Market Value of the Common Stock. If either the holder or the Company fails to select an Appraiser within such five (5) days, the Appraiser selected by the other party shall determine the Fair Market Value of the Common Stock. Each of the Appraisers so selected will be instructed to furnish both the holder and the Company with a written appraisal within thirty (30) days of its selection, with the expense of each appraisal to be borne by the party selecting the Appraiser. If the higher of the appraisals is not more than 110% of the lower appraisal, then the Fair Market Value of the Common Stock will be the arithmetic average of the appraisals. If the higher of the appraisals is greater than 110% of the lower appraisal, the Appraisers shall, within ten days after the issuance of their respective reports, select a third Appraiser to determine the Fair Market Value. The third Appraiser shall furnish a written appraisal within thirty (30) days of its selection, with the expense thereof to be borne equally by the holder and the Company. The third appraisal shall be arithmetically averaged with the previous appraisals, and the appraisal furthest from the average of the three appraisals will be disregarded. The arithmetic average of the remaining two appraisals will be the Fair Market Value of the Common Stock.

        Each Appraiser engaged to provide an appraisal hereunder will be instructed to (i) include therein a statement of the criteria applied and assumptions made to determine the Fair Market Value of the Common Stock; (ii) arrive at a single calculation of such fair market value rather than alternative calculations or a range of calculations; and (iii) not attribute a premium or discount based on the fact that (1) the Common Stock being valued constitutes a majority or less than a majority of the total issued and outstanding shares of capital stock of the Company, (2) there is no liquid market for the sale and purchase of the Common Stock and (3) the Common Stock is non-voting. Any appraisal not complying with the foregoing shall not constitute an appraisal for the purpose hereof.

        The failure of an Appraiser to complete an appraisal within thirty (30) days as instructed shall not affect the validity of such Appraiser's appraisal.

        "Warrant Fair Market Value" means the applicable discount percentage (as set forth in A. above) times the Fair Market Value of the Warrant Shares calculated.

                   SCHEDULE OF COMMON STOCK PURCHASE WARRANTS

     The following schedule sets forth the holders of Common Stock Purchase Warrants, the date on which the Common Stock Purchase Warrants were issued, and the shares of Class B non-voting common stock underlying each Warrant.

                                                            Shares of Common
Name:                    Date Issued                   Stock underlying Warrants
-----                    -----------                   -------------------------
Gregory S. Bentley       12/26/00                      381,333.35
Barry J. Bentley         12/26/00                       69,333.33
Keith A. Bentley         12/26/00                       69,333.33
Cristobal Conde          12/26/00                      173,333.33
David Ehret              12/26/00                      173,333.33
Robert Greifeld          12/26/00                      173,333.33

Argosy Investment
  Partners II, L.P.      07/02/01                      346,666.67
Malcolm S. Walter        07/02/01                       13,866.67

Gabriel Norona           09/18/01                      285,293
Francisco Norona         09/18/01                       53,176
Richard D. Bowman        09/18/01                       48,181
Andrew Panayotoff        09/18/01                       38,416
Orestes Norat            09/18/01                       38,416
Robert Cormack           09/18/01                       21,851
Gabriel Norona           09/18/01                       34,666.67
Francisco Norona         09/18/01                       34,666.67